Exhibit A

WARRANT EXCHANGE AGREEMENT

by and among

Sirna Therapeutics, Inc.

and certain Warrantholders of Sirna Therapeutics, Inc.

dated as of

December 30, 2004

TABLE OF CONTENTS

		Page
ARTICLE I EXCHANGE OF WARRANTS		1

1.1	Exchange of Warrants	1
1.2	Exchange Procedures	2
1.3	Lost, Stolen, Destroyed or Never-Received Warrants	2

ARTICLE II CLOSING		3

2.1	Time and Place	3
2.2	Deliveries of the Warrantholders	3
2.3	Deliveries of the Company	3

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY		4

3.1	Organization, Good Standing and Qualification	3
3.2	Authorization	3
3.3	Governmental Consents	3
3.4	Offering	3

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF WARRANTHOLDERS		4

4.1	Authorization	4
4.2	Investment Experience	4
4.3	Investment Intent	4
4.4	Registration of Exemption Requirements	4
4.5	No Legal, Tax or Investment Advice	4

ARTICLE V CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY		5

5.1	Delivery of Warrants	5
5.2	Representations and Warranties	5
5.3	Performance	5
5.4	Qualifications	5

ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS OF THE WARRANTHOLDERS		6

6.1	Representations and Warranties	5
6.2	Performance	6
6.3	Qualifications	6

ARTICLE VII REGISTRATION RIGHTS		6

7.1	Registration Rights	6
7.2	Assignment of Rights	11

ARTICLE VIII LOCKUP		12

8.1	Lock Up Agreement	12
8.2	Stop Transfer Instructions	12
8.3	Covenant not to Acquire	12

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		Page
ARTICLE IX MISCELLANEOUS PROVISIONS		13

9.1	Notice	13
9.2	Entire Agreement	13
9.3	Binding Effect	13
9.4	Waiver; Consent	13
9.5	Counterparts	14
9.6	Severability	14
9.7	Governing Law	14
9.8	California Corporate Securities Law	14
9.9	Law Firm; Waiver of Conflicts	14

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WARRANT EXCHANGE AGREEMENT

     THIS WARRANT EXCHANGE AGREEMENT (this “Agreement”) is dated as of December 30, 2004, by and among Sirna Therapeutics, Inc., a Delaware corporation (the “Company”) and those warrantholders of the Company listed on Exhibit A to this Agreement (each a “Warrantholder” and collectively the “Warrantholders”) who have executed this Agreement in one or more counterparts.

     WHEREAS, the Company has determined that it is in the best interests of the Company to offer to exchange each warrant issued to the Warrantholders (except that James Niedel and Sprout Group shall exchange only 25% of the warrant shares issued under his or its warrants) pursuant to that certain Common Stock and Warrant Purchase Agreement (the “Purchase Agreement”), dated as of February 11, 2003, by and among the Company and the investors listed on Exhibit A thereto, for two replacement warrants as follows: (i) the first replacement warrant shall be in substantially the form attached hereto as Exhibit B, shall be exercisable at the same price per share and for the same number of shares as the warrant issued to the Warrantholder pursuant to the Purchase Agreement (except for the Sprout-Niedel Original Warrants, as provided below) and have terms and conditions substantially the same as in the warrant issued pursuant to the Purchase Agreement except that such warrant shall only be exercisable for cash and have no net exercise provision, shall expire on and not be exercisable after February 7, 2005, and shall have the registration rights provided herein and (ii) the second replacement warrant shall be in substantially the form attached hereto as Exhibit C, shall be exercisable for 110% of the number of shares as the warrant issued to the Warrantholder pursuant to the Purchase Agreement (except for the Sprout-Niedel Original Warrants, as provided below) and have terms and conditions substantially the same as in the warrant issued pursuant to the Purchase Agreement except that such warrant shall have an exercise price of $3.85 per share (as adjusted for stock splits, reverse stock splits, stock dividends, recapitalizations or similar events), subject to adjustment and anti-dilution protection as provided therein, the registration rights provided herein, and shall not be exercisable after December 30, 2009; and

     WHEREAS, the Warrantholders have determined that it is in their best interests to exchange each outstanding warrant issued under the Purchase Agreement held by them for two warrants as provided herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

ARTICLE I

EXCHANGE OF WARRANTS

     1.1      Exchange of Warrants.

          (a)      On the terms and conditions of this Agreement, the Warrantholders who are signatories to this Agreement will tender the warrants issued pursuant to the Purchase Agreement to the Company and the Company will issue two replacement warrants as follows:

               (i)      the first replacement warrant shall be in substantially the form attached hereto as Exhibit B, shall be exercisable at the same price per share and, as set forth in Exhibit A hereto, for the number of shares as the warrant issued to the Warrantholder pursuant to the Purchase Agreement multiplied by 1.00 (except that, as set forth in Exhibit A hereto, the first replacement warrant for each of the warrants held by the Sprout Group or James Niedel, each of which are identified with an asterisk in Exhibit A (the “Sprout-Niedel Original Warrants”), shall be exercisable for the number of shares as the warrant issued to such Warrantholder pursuant to the Purchase Agreement multiplied by 0.25) and have terms and conditions substantially the same as in the warrant issued pursuant to the Purchase Agreement except that such warrant shall only be exercisable for cash and have no net exercise provision, shall expire on and not be exercisable after February 7, 2005, and shall have the registration rights provided herein and

               (ii)      the second replacement warrant shall be in substantially the form attached hereto as Exhibit C, shall be exercisable for, as set forth in Exhibit A hereto, the number of shares as the warrant issued to the Warrantholder pursuant to the Purchase Agreement multiplied by 1.10 (except that, as set forth in Exhibit A hereto, the second replacement warrant for each of the Sprout-Niedel Original Warrants shall be exercisable for the number of shares as the warrant issued to such Warrantholder pursuant to the Purchase Agreement multiplied by 0.275 (such number being 25% of 1.10)) and have terms and conditions substantially the same as in the warrant issued pursuant to the Purchase Agreement except that such warrant shall have an exercise price of $3.85 per share (as adjusted for stock splits, reverse stock splits, stock dividends, recapitalizations or similar events), subject to adjustment and anti-dilution protection as provided therein, the registration rights provided herein, and shall not be exercisable after December 30, 2009.

          (b)      Each warrant issued and outstanding immediately prior to the exchange described in Section 1.1(a) above and tendered to the Company shall be canceled and extinguished upon consummation of such exchange except that each Sprout-Niedel Original Warrant shall not be canceled or extinguished but instead (i) shall have typed or written thereon the following legend, “Exercise of this Warrant is subject to the Warrant Exchange Agreement, dated as of December 30, 2004, between Sirna Therapeutics, Inc., the holder hereof, and certain warrantholders.” and (ii) the number of warrant shares wherever set forth on such Sprout-Niedel Original Warrant shall be crossed out and a new number equal to such crossed-out number multiplied by 0.75 shall be typed or written thereon.

     1.2      Exchange Procedures. At each Closing (as defined below), the Company shall issue (i) each Warrantholder participating in such Closing who has both executed this Agreement and tendered all appropriate documents and certificates as set forth herein, the two replacement warrants described in Section 1.1 hereof and (ii) each holder of a Sprout-Niedel Original Warrant the Sprout-Niedel Original Warrant modified in accordance with Section 1.1(b) above. Thereafter such Warrantholders shall cease to have any further right, title or interest in and to the warrants surrendered for exchange except that each holder of the Sprout-Niedel Original Warrant shall have right, title, and interest in his or its modified Sprout-Niedel Original Warrant in accordance with Section 1.1(b) above.

     1.3      Lost, Stolen, Destroyed or Never-Received Warrants. In the event any warrant to be surrendered for exchange shall have been lost, stolen, destroyed or never received, the Warrantholder shall nonetheless be entitled to receive the replacement warrants in exchange therefor as set forth in this Article I upon the making of an affidavit of that fact and receipt of an indemnity reasonably satisfactory to the Company with respect to the securities alleged to have been lost, stolen, destroyed or never received.

ARTICLE II

CLOSING

     2.1      Time and Place. The consummation of the exchange of securities pursuant to Article I hereof (the “Closing”) shall occur at O’Melveny & Myers LLP, 2765 Sand Hill Road, Menlo Park, CA 94025, on the date hereof (the “Closing Date”).

     2.2      Deliveries of the Warrantholders. At the Closing, the Warrantholders participating in the Closing will execute and deliver or cause to be executed and delivered to the Company: (i) the warrants to be cancelled (or, in the case of the Sprout-Niedel Original Warrants, modified) in exchange for the two replacement warrants (and, in the case of the Sprout-Niedel Original Warrants, modified Sprout-Niedel Original Warrants) and (ii) such other documents and instruments as the Company or its counsel reasonably shall deem necessary to consummate the transactions contemplated by this Agreement.

     2.3      Deliveries of the Company. At the Closing, the Company will issue two replacement warrants to each Warrantholder participating in the Closing and to each holder of a Sprout-Niedel Original Warrant a modified Sprout-Niedel Original Warrant, each as described in Article I of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants that:

     3.1      Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.

     3.2      Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization (or reservation for issuance), sale and issuance of the warrants being issued hereunder (the “Warrants”) and the shares of Common Stock issuable upon exercise of the Warrants (the Warrants and such shares of Common Stock being collectively referred to herein as the “Securities”) has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of the

Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     3.3      Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for: (i) the filing of a Notice of Transaction pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected within the time prescribed by law, and (ii) such other filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period.

     3.4      Offering. Subject in part to the truth and accuracy of the Warrantholders’ representations set forth in Article 4 of this Agreement, the offer, exchange and issuance of the Warrants as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the qualification or registration requirements of applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE WARRANTHOLDERS

     Each Warrantholder hereby represents and warrants, for and as to itself only, to the Company with respect to the Securities to be issued hereunder as follows:

     4.1      Authorization. (i) Such Warrantholder has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to exchange the warrants issued pursuant to the Purchase Agreement for the Warrants and to carry out and perform all of its obligations under this Agreement; and (ii) this Agreement constitutes the legal, valid and binding obligation of such Warrantholder, enforceable in accordance with its terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights generally and (B) as limited by equitable principles generally.

     4.2      Investment Experience. Such Warrantholder is an “Accredited Investor” as defined in Rule 501(A) under the Securities Act. Such Warrantholder is aware of the Company’s business affairs and financial condition and has had access to due diligence information, and the opportunity to ask questions of, and receive answers from, representatives of the Company, in each case concerning the finances, operations and business of the Company, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Such Warrantholder has such sophistication, knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of investing in the Company, and has the ability to bear the economic risks of investing in the Company, including a complete loss of such investment.

     4.3      Investment Intent. Such Warrantholder is acquiring the Securities for its own account as principal, for investment purposes only, and not with a present view to, or for, resale or distribution thereof, in whole or in part, in violation of the Securities Act. Such Warrantholder understands that its acquisition of the Securities has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of such Warrantholder’s investment intent as expressed herein. Such Warrantholder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities, except in compliance with the terms of this Agreement and the registration requirements of the Securities Act, and the rules and regulations promulgated thereunder, or an exemption thereunder.

     4.4      Registration or Exemption Requirements. Such Warrantholder further acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available. Such Warrantholder understands that the Securities will be imprinted with a legend to such effect.

     4.5      No Legal, Tax or Investment Advice. Such Warrantholder understands that nothing in this Agreement or any other materials presented to such Warrantholder in connection with the issuance of the Securities constitutes legal, tax or investment advice. Such Warrantholder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of the Securities.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions, unless waived in writing by the Company:

     5.1      Delivery of Warrants. The Company shall have received the warrants to be exchanged (or, in the case of the Sprout-Niedel Original Warrants, modified) hereunder (or an affidavit and indemnity as provided in Section 1.3 above for any such warrant that such Warrantholder is unable to produce) held by the Warrantholders participating in the Closing.

     5.2      Representations and Warranties. The representations and warranties of the Warrantholders contained in Article IV shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

     5.3      Performance. All covenants, agreements and conditions contained in this Agreement or necessary or appropriate to allow the consummation of the transactions contemplated by this Agreement shall be performed by the Warrantholders on or prior to the Closing.

     5.4      Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE WARRANTHOLDERS

     The obligations of the Warrantholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions, unless waived in writing by a majority in interest of the Warrantholders participating in the Closing:

     6.1      Representations and Warranties. The representations and warranties of the Company contained in Article III shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

     6.2      Performance. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to such Closing shall have been performed or complied with in all material respects.

     6.3      Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

ARTICLE VII

COVENANTS OF THE COMPANY

     7.1      Registration Rights. The Warrantholders shall have the following registration rights:

     (a)      Shelf Registration.

          (i)      Registration. The Company shall prepare and file or cause to be prepared and filed with the Securities and Exchange Commission (“SEC”) no later than ninety (90) days after the Closing, a registration statement (the “Registration Statement”) including the prospectus, amendments and supplements to such registration statement, including all exhibits and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement, for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Warrantholders of the Common Stock issued or issuable upon exercise of the Warrants (“the

"Registrable Securities”). The Registration Statement shall be on an appropriate form permitting registration of such securities for resale by such Warrantholders in accordance with the methods of distribution elected by the Warrantholders and set forth in the Registration Statement. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act no later than the six (6) month anniversary of the Closing, and to keep such Registration Statement continuously effective under the Securities Act until the earlier of: (i) the second anniversary of the date hereof and (ii) such date as all securities registered on such Registration Statement have been resold (the earlier to occur of (i) and (ii) is the “Effectiveness Termination Date”); provided, however, that the Company may suspend sales of Common Stock pursuant to such Registration Statement for a period of not more than one hundred twenty (120) days in the aggregate for all cases in which it determines in good faith that such Registration Statement contains or may contain an untrue statement of material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided further and subject to the provisions of this Section 7.1(a)(i), the Company shall promptly amend such Registration Statement in order to correct any untrue statement and/or ensure that such Registration Statement is not misleading. At the time the Registration Statement is declared effective, each Warrantholder shall be named as a selling securityholder in the Registration Statement and the related prospectus in such a manner as to permit such Warrantholder to deliver such prospectus to purchasers of registered securities in accordance with applicable law.

           (ii)     If the Registration Statement ceases to be effective for any reason at any time prior to the applicable Effectiveness Termination Date (other than because all securities registered thereunder have been resold pursuant thereto), the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

           (iii)      The Company shall supplement and amend the Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement, if required by the Securities Act or, to the extent to which the Company does not reasonably object, as reasonably requested by the written consent of a majority in interest of the Warrantholders participating in the Closing.

           (iv)      Each Warrantholder agrees that if such Warrantholder wishes to sell securities pursuant to the Registration Statement, it will do so only in accordance with Section 7.1 of this Agreement.

     (b)      Expenses of Registration. All Registration Expenses (as defined below) incurred in connection with the registrations pursuant to Section 7.1(a) shall be borne by the Company. "Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 7.1(a) hereof, including all registration and filing fees, printing expenses, fees and disbursements of one counsel for the Company and reasonable fees and disbursements of Investor Counsel (as defined below) up to Five Thousand Dollars ($5,000), blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company and Selling Expenses (as defined hereinafter)). All

Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Warrantholders. “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to a sale of the Registrable Securities.

     (c)      Registration Procedures. In the case of a registration, and any qualification, compliance, or effectiveness effected by the Company pursuant to this Section 7.1, the Company will keep the Warrantholders advised in writing as to the initiation of such registration, qualification, compliance and effectiveness and as to the completion thereof. At its expense the Company will:

           (i)      Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

           (ii)      Furnish to the Warrantholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

           (iii)      Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Warrantholders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

           (iv)      In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, provided that each Warrantholder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

           (v)      Notify immediately each Warrantholder holding Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that the Company shall promptly amend such Registration Statement in order to correct any untrue statement and/or ensure that such Registration Statement is not misleading;

           (vi)      Cause all such Registrable Securities registered hereunder to be listed or included on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or included;

           (vii)      Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

           (viii)      Use its commercially reasonable efforts to furnish, at the request of any Warrantholder requesting registration of Registrable Securities pursuant to this Section 7.1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 7.1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, in form and substance as is customarily given in an underwritten public offering (and reasonably acceptable to the counsel for the Warrantholders), addressed to the underwriters, if any, and to the Warrantholders, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants in an underwritten public offering (and reasonably acceptable to the counsel for the Warrantholders), addressed to the underwriters, to the extent such letter is permitted under generally recognized accounting practice.

           (ix)      The Company shall reasonably cooperate with legal counsel selected by a majority in interest of the Warrantholders participating in the Closing (the “Investor Counsel”) in performing the Company’s obligations under this Section 7.1 and shall: (A) permit Investor Counsel to review and comment upon any offering pursuant to this Section 7.1 and to review and comment upon (1) the Registration Statement prior to its filing with the SEC and (2) all amendments and supplements thereto (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports) prior to their filing with the SEC; and (B) furnish to Investor Counsel, without charge, (1) any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (2) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, and (3) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto; provided that the Company will only be responsible for reasonable fees and expenses pursuant to this Section 7.1(c)(ix).

     (d)      Indemnification.

           (i)      The Company will indemnify each Warrantholder, its officers, directors, employees, partners, affiliates, agents, representatives and legal counsel, and each person controlling (or deemed controlling) such Warrantholder within the meaning of the Securities Act (collectively, the "Warrantholders’ Agents”), with respect to which registration, qualification or compliance has been effected pursuant to this Section 7.1, against all claims, losses, damages and liabilities (or actions in respect thereof), joint or several, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document or any amendments or supplements thereto (including any related registration statement and amendments or supplements thereto, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance or the failure of the Company to fulfill any undertaking made in any registration statement or any amendments or supplements thereto, and will reimburse each Warrantholder, and each Warrantholders’ Agent, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Warrantholder and stated to be specifically for use therein or furnished in writing by such Warrantholder to the Company in response to a request by the Company stating specifically that such information will be used by the Company therein.

           (ii)      Each Warrantholder will indemnify, severally and not jointly, the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each person who controls the Company within the meaning of the Securities Act, any underwriter, and each other Warrantholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other similar document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Company, such directors, and officers, control persons, underwriter and each other Warrantholder for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished in writing to the Company by an instrument duly executed by such Warrantholder and stated to be specifically for use therein or furnished by such Warrantholder to the Company in response to a request by the Company stating specifically that such information will be used by the Company therein; provided, however, that the indemnity agreement provided in this Section 7.1(d)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Warrantholder, which consent shall not be unreasonably withheld. In no event shall a Warrantholder’s indemnification obligation exceed the net proceeds received from its sale of Registrable Securities in such offering.

           (iii)      Each party entitled to indemnification under this Section 7.1(d) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the

Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld). The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice within a reasonable period of time as provided herein shall relieve the Indemnifying Party of its obligations under this Section 7.1(d), but only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

           (iv)      If the indemnification provided for in this Section 7.1(d) is held to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Warrantholder under this Section 7.1(d) exceed the net proceeds from the offering received by such Warrantholder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

           (v)      The obligations of the Company and each Warrantholder under this Section 7.1 shall survive the completion of any offering of the Registrable Securities in a Registration Statement under this Section 7.1, any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party and will survive the transfer of securities.

     (e)      Information by the Warrantholder. Each Warrantholder shall furnish to the Company such information regarding such Warrantholder and the distribution proposed by such Warrantholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 7.1.

     (f)      Piggy-Back Registration. In addition to the registration rights granted above, but subject to any normal underwriter’s “cut-back,” which shall not exceed 30% of the number of shares proposed by each such Warrantholder to be registered, during the period from the six (6) month anniversary of the Closing until the fifth anniversary of the Closing Date, the Company shall grant the Investors unlimited “piggy-back” registration rights with respect to any other registration statement filed by the Company with respect to its Common Stock, but only to the extent that (i) the grant or exercise of such “piggy-back” registration rights will not violate any agreement to which the Company is now a party and (ii), in the case of underwritten offerings of the Company’s common stock that occur after the second anniversary of the Closing Date, a Warrantholder and its affiliates collectively hold at least 5% of the outstanding shares of the Company’s Common Stock, and (iii), in the case of non-underwritten offerings of the Company’s common stock that occur after the second anniversary of the Closing Date, the Warrant shares held by a Warrantholder may not be sold pursuant to Rule 144(k) (or a substantially equivalent successor rule).

     (g)      Demand Registration. In addition to the registration rights granted to the Warrantholders pursuant to Section 7.1(a) above, at any time after the Effectiveness Termination Date but on or before December 30, 2009, one or more Warrantholders, holding in aggregate together with its or their affiliates at least 5% of all of the outstanding shares of the Company’s Common Stock and unable to sell all of its or their Warrant shares pursuant to Rule 144(k) (or a substantially equivalent successor rule), may make one written request (the “Initiating Request”) to the Company for the registration under the Securities Act of all such Warrantholder’s Registrable Securities, which request shall specify the number of shares of Common Stock to be disposed of and the proposed plan of distribution therefor. Upon the receipt of any Initiating Request for registration pursuant to this Section 7.1(g), the Company will use its commercially reasonable efforts to effect, at the earliest possible date (taking into account any delay that may result from any special audit required by applicable law), such registration under the Securities Act. The applicable provisions of Sections 7.1(b), (c), (d) and (e) with respect to expenses, registration procedures, indemnification and information shall apply to any registration statement filed pursuant to this Section 7.1(g).

     7.2      Assignment of Rights. The rights to cause the Company to register Registrable Securities pursuant to Section 7.1 may be assigned by a Warrantholder only to an affiliate of such Warrantholder or, with the written consent of the Company, which shall not be unreasonably withheld. In the event of such assignment, the transferee shall furnish the Company written notice of such assignment, and the assignee shall agree in writing to be bound by the obligations of such Warrantholder under this Agreement.

ARTICLE VIII

LOCKUP

     8.1      Lock Up Agreement. Each of the Warrantholders hereby agrees that until after the six (6) month anniversary of the Closing Date, the Warrantholder will not, without the prior written consent of the Company: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to: (a) bona fide gifts, provided the recipient thereof agrees in writing with the Company to be bound by the terms of this Article VIII and (b) transfers in connection with distributions to the Warrantholder’s partners, members or stockholders provided that the transferees agree in writing with the Company to be bound by the terms of this Article VIII.

     8.2      Stop Transfer Instructions. Each Warrantholder consents and agrees to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Warrantholder’s securities of the Company except in compliance with the restrictions set forth herein.

     8.3      Covenant not to Acquire. Each Warrantholder covenants and agrees that it shall not purchase or otherwise acquire any securities of the Company until after six (6) month anniversary of the Closing Date without an opinion of counsel that such purchase or acquisition is in compliance with applicable securities laws or other evidence satisfactory to the Company in its reasonable discretion.

ARTICLE IX

MISCELLANEOUS PROVISIONS

     9.1      Notice. All notices and other communications under this Agreement shall be in writing and shall be deemed delivered upon mailing by registered or certified mail, three days after mailing by first class mail, upon mailing by reputable overnight courier, upon transmission by facsimile with a printed transmission receipt, or upon personal delivery or delivery by a reputable courier, to the party or parties at the address set forth on the signature pages hereto, or at such other address that they designate in accordance with this Section 9.1. Any party delivering notice to the Company shall also deliver a copy to: O’Melveny & Myers LLP, 2765 Sand Hill Road, Menlo Park, CA 94025, Attn: Sam Zucker, Esq., facsimile: (650) 473-2601.

     9.2      Entire Agreement. This Agreement and the documents referred to herein embody the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

     9.3      Binding Effect. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Warrantholders.

     9.4      Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the Company and a majority in interest of the Warrantholders participating in the Closing. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

     9.5      Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     9.6      Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     9.7      Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Delaware, as applied to contracts entered into and to be performed solely within Delaware solely between residents of Delaware.

     9.8      California Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     9.9      Law Firm; Waiver of Conflicts. Each party to this Agreement acknowledges that O’Melveny & Myers LLP, counsel for the Company, has in the past and may continue in the future to perform legal services for certain of the Warrantholders in matters unrelated to the transactions described in this Agreement, including the representation of such Warrantholders in venture capital financings. Accordingly, each party to this Agreement hereby: (i) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (ii) acknowledges that O’Melveny & Myers LLP represented the Company in the transactions contemplated by this Agreement and has not represented any individual, Warrantholder, stockholder or employee of the Company in connection with such transactions; and (iii) gives its informed consent to the representation by O’Melveny & Myers LLP of certain of the Warrantholders in such unrelated matters and the representation by O’Melveny & Myers LLP of the Company in connection with this Agreement and the transactions contemplated hereby.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SIRNA THERAPEUTICS INC.
By:
Name:
Title:

2950 Wilderness Place Boulder, CO 80301 Facsimile: (303) 449-6995

INVESTORS: DLJ CAPITAL CORPORATION
By:
Craig L. Slutzkin
Vice President

SPROUT CAPITAL IX, L.P.
By: DLJ Capital Corporation
Its: Managing General Partner

By:
Craig L. Slutzkin
Vice President

SPROUT ENTREPRENEURS’ FUND, L.P.
By: DLJ Capital Corporation
Its: General Partner

By:
Craig L. Slutzkin
Vice President

SPROUT IX PLAN INVESTORS, L.P.
By:	DLJ LBO Plans Management
Corporation
Its:	General Partner

By:
Craig L. Slutzkin
Attorney in Fact Address: ____________________________________ ____________________________________ ____________________________________ Facsimile: _________________________

VENROCK ASSOCIATES,
     by a General Partner
VENROCK ASSOCIATES III, L.P.,
     by its General Partner, Venrock Management
     III LLC
VENROCK ENTREPRENEURS FUND III, L.P.,
     by its General Partner, VEF Management III LLC

By:
Name:	Bryan E. Roberts
As a General Partner or Member Address: ___________________________ ___________________________________ ___________________________________ Facsimile: _________________________

OXFORD BIOSCIENCE PARTNERS IV, L.P.
By:	OBP Management IV L.P., its general partner

By:
Name:	Alan G. Walton
Title:	General Partner

MRNA FUND II, L.P.
By:	OBP Management IV L.P., its general partner

By:	__________________________________
Name:	Alan G. Walton
Title:	General Partner Address: ___________________________ ___________________________________ ___________________________________ Facsimile: ___________________________

GRANITE GLOBAL VENTURES (Q.P.) L.P.
By: Granite Global Ventures L.L.C. its general partner
By: ______________________________________
Name: ____________________________________
Title: Managing Director
GRANITE GLOBAL VENTURES L.P.
By: Granite Global Ventures L.L.C. its general partner
By: ______________________________________
Name: ____________________________________
Title: Managing Director
Address: ________________________________________
________________________________________________
________________________________________________
Facsimile: ________________________________________
An INDIVIDUAL PERSON
Signature:_______________________________________
James Niedel

EXHIBIT A

Schedule of Warrantholders

		Shares issuable	Shares issuable
		under the	under the
		Sprout-Niedel	Sprout-Niedel
		Original Warrants	Original Warrants
	Shares issuable	before modification	after modification	Shares issuable	Shares issuable
	under the warrant	pursuant to Section	pursuant to Section	under the first	under the second
Warrantholder	to be cancelled	1.1(b) herein	1.1(b) herein	replacement warrant	replacement warrant
Sprout IX Plan Investors, L.P.*	NA	102,077	76,557	25,519	28,070
Sprout Entrepreneurs Fund, L.P.*	NA	8,711	6,533	2,177	2,394
Sprout Capital IX, L.P.*	NA	2,210,404	1,657,803	552,601	607,861
DLJ Capital Corporation*	NA	4,845	3,633	1,211	1,332
James Niedel*	NA	59,642	44,731	14,910	16,401
Venrock Associates	194,337	NA	NA	194,337	213,771
Venrock Associates III, L.P.	863,721	NA	NA	863,721	950,093
Venrock Entrepreneurs Fund III, L.P.	21,593	NA	NA	21,593	23,752
Oxford Bioscience Partners IV, L.P.	810,315	NA	NA	810,315	891,346
mRNA Fund II L.P.	8,130	NA	NA	8,130	8,943
Granite Global Ventures (Q.P.) L.P.	205,454	NA	NA	205,454	225,999
Granite Global Ventures L.P.	3,511	NA	NA	3,511	3,862

EXHIBIT B

Form of First Replacement Warrant

EXHIBIT C

Form of Second Replacement Warrant